UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 23, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Effective July 23, 2015, the Board of Directors of Authentidate Holding Corp. appointed William P. Henry, a member of the Board of Directors, to serve as the Company’s interim Chief Strategic Officer, a newly created position. Mr. Henry was initially elected to the Board of Directors on June 18, 2015. As interim Chief Strategic Officer, Mr. Henry will report directly to the Company’s Chief Executive Officer and shall have responsibility for (a) assisting the Board and the CEO in formulation and implementation of appropriate strategies and policies; (b) assisting the Board and the CEO in the negotiation and review of any strategic transactions that Company may undertake, including joint ventures, mergers and acquisitions, financing transactions; and (c) such other responsibilities and duties as the Board or the CEO may from time to time direct.

There is no arrangement or understanding between Mr. Henry and any other person pursuant to which he was appointed as interim Chief Strategic Officer and there are no family relationships between Mr. Henry and any director or executive officer of the Company. Mr. Henry has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Management Resources and Compensation Committee of the Board will determine the compensation arrangements payable to Mr. Henry in consideration for his service as interim Chief Strategic Officer. During the tenure of his employment as interim Chief Strategic Officer, Mr. Henry will continue to serve as a member of the Board of Directors of the Company but shall not receive additional compensation pursuant to the Company’s non-employee director compensation arrangements.

Mr. Henry is a technology executive with over twenty-five years of experience in the telecommunications and software industries. From July 2012 through April 2015, Mr. Henry served as the Chief Executive Officer and a board member of Omnico Group, a multi-national point of sale technology provider. Prior to that, from April 2010 to April 2012, Mr. Henry was the Chief Executive Officer of Masternaut Group, a privately held telematics and mobile workforce management technology company. Earlier, Mr. Henry served as the Chief Executive Officer of Tele Atlas, a global provider of digital maps and dynamic content used in navigation and location-based services and the Chief Operating Officer of iSOFT, plc, an international supplier of healthcare software applications. Mr. Henry is 48 years of age and earned an MBA from the Wharton School of Business and an undergraduate degree from the University of California at San Diego.

In addition, on July 23, 2015, the Board approved changes to the composition of the Company’s audit committee following the resignation of Jeffrey A. Beunier on July 1, 2015. In order to maintain compliance with the requirement of the Nasdaq Stock Market to maintain an audit committee comprised of at least three independent directors, the Board appointed Mr. Roy E. Beauchamp as a member of the audit committee. In addition, the Board also named Marc Horowitz, a current audit committee member, to serve as chairman of the audit committee and designated Charles C. Lucas as an audit committee financial expert.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet

Name:	Ian C. Bonnet
Title:	Chief Executive Officer

Date: July 29, 2015

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